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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan and the Jay W. Decker Nonstatutory Stock Option Agreement of our report dated March 12, 1996, with respect to the consolidated financial statements and schedule of Hugoton
Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                               ERNST & YOUNG LLP



Wichita, Kansas
October 29, 1996